                                                                   Exhibit 5.1

            [LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE]

                                       December 6, 1996


Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

     Re:  Chevy Chase Auto Receivables Trust 1996-2
          Auto Receivables Backed Certificates
          Registration on Form S-3 (Registration
          Nos. 333-15865 and 333-15865-01)
          ------------------------------------------

Dear Sirs:

     We have acted as your counsel in connection with the above-referenced Registration Statement on Form S-3, as amended by Amendment No. 1 thereto ("Amendment No. 1" and together with such Registration Statement, the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the Chevy Chase Auto Receivables Trust 1996-2 Auto Receivables Backed Certificates (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), a form of which is to be filed as Exhibit 4.1 to Amendment No. 1, to be entered into between Chevy Chase Bank, F.S.B. (the "Bank") and First Bank National Association, as trustee (the "Trustee").

     For the purpose of rendering the opinions herein, we have investigated such questions of law, and have examined originals or copies of originals certified or otherwise identified to our satisfaction, of such corporate records of the Bank, certificates of officers of the Bank and of public officials and such other documents as we have considered relevant and necessary as a basis for the opinions expressed below.

Chevy Chase Bank, F.S.B.
December 6, 1996
Page 2


     In rendering the opinions herein, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or specimens and the authenticity of the originals of such documents submitted as copies or specimens. We have made no independent investigation of the facts referred to herein or otherwise material to this opinion and with respect to such facts have relied, for the purpose of rendering this opinion, exclusively on those facts provided to us by officers and other representatives of the Bank, which we assume are true, and our review of the documents listed below, including the representations and warranties contained therein as made by the respective parties thereto.

     Based upon the foregoing, we are of the opinion that when:

     1.  the Registration Statement shall become effective under the Act,

     2. the Pooling Agreement shall have been duly authorized by all necessary corporate action and have been duly executed and delivered by the parties thereto,

     3. the Certificates shall have been duly authorized by all necessary corporate action and have been duly executed and authenticated by the Trustee in accordance with the Pooling Agreement and delivered by the Bank in accordance with the Underwriting Agreement among the Bank and the Underwriters named therein (the "Underwriting Agreement"), and

     4. the Bank shall have received the agreed purchase price for the Certificates in accordance with the Underwriting Agreement,

the Certificates will be legally issued, fully paid and non-assessable, and will be entitled to the benefits of the Pooling Agreement.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and federal laws of the United States as in effect on the date hereof (in each case excluding the choice of law provisions thereof).

Chevy Chase Bank, F.S.B.
December 6, 1996
Page 3

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the caption "Legal Matters." This opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose except as stated herein.

                                       Very truly yours,



                                       /s/ Shaw, Pittman, Potts & Trowbridge